As filed with the Securities and Exchange Commission on July 5, 2017

Registration No. 333-216799

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

Form S-1/A
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

KaloBios Pharmaceuticals, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	2834	77-0557236
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1000 Marina Blvd., Suite 250
Brisbane, California 94005
(650) 243-3100
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Cameron Durrant, M.D.
Chief Executive Officer
KaloBios Pharmaceuticals, Inc.
1000 Marina Blvd., Suite 250,
Brisbane, California 94005
(650) 243-3100
 (Address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Kevin L. Vold
Polsinelli PC
1401 Eye Street, NW
Washington, DC 20005
(202) 783-3300

Approximate date of proposed sale to public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or, an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company”, in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the Securities and Exchange Commission declares this registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated July 5, 2017

7,347,035 SHARES OF COMMON STOCK

This prospectus relates to the resale or other disposition, from time to time, by the selling stockholders named in this prospectus or their pledgees, donees, transferees, or other successors in interest of up to 7,347,035 shares of common stock, par value $0.001, of KaloBios Pharmaceuticals, Inc., which consist of (i) 7,147,035 shares of common stock issued in connection with our emergence from bankruptcy pursuant to an April 2016 securities purchase agreement; and (ii) 200,000 shares of common stock issuable upon the exercise of a common stock purchase warrant, issued to Savant Neglected Diseases, LLC.

The selling stockholders may offer and sell any of the shares from time to time in a number of different ways and at varying prices, and may engage a broker, dealer or underwriter to sell the shares.  Information regarding the selling stockholders and the times and manner in which they may offer and sell the shares under this prospectus is provided under “Selling Stockholders” and “Plan of Distribution” in this prospectus.

We are not selling any common stock under this prospectus and we will not receive any of the proceeds from the sale of any shares of common stock by the selling stockholders.  However, we will generate proceeds from any cash exercise of the warrant.  All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our common stock is listed for quotation on the OTCQB Venture Market operated by OTC Markets Group, Inc., under the symbol “KBIO”.  On July 3, 2017, the last reported sale price per share of our common stock on the OTCQB was $1.95.

Investing in our securities involves risks.  See “Risk Factors” beginning on page 4 for more information.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2017.

ABOUT THIS PROSPECTUS

This prospectus forms a part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, and relates to the resale or other disposition from time to time of up to 7,347,035 shares of our common stock by the selling stockholders identified in this prospectus or their transferees, pledgees, donees or successors.

You should read this prospectus and any applicable prospectus supplement, and the documents incorporated by reference herein and therein, before making an investment.  You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” These documents contain important information that you should consider when making your investment decision. We are only responsible for the information contained in, or incorporated by reference into, this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide any information other than that contained in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you.

Neither this prospectus nor any accompanying prospectus supplement constitutes an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus or any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference.

Unless otherwise noted in this prospectus, “KaloBios,” “the Company,” “we,” “us,” “our” and similar terms refer to KaloBios Pharmaceuticals, Inc.  Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

ii

PROSPECTUS SUMMARY

This summary contains a general summary of the information contained in this prospectus. It is not complete, does not contain all of the information that you should consider before deciding whether to invest in our common stock, and may not include all the information that is important to you. You should read the entire prospectus and the documents incorporated by reference before making an investment decision.

Overview

We are a biopharmaceutical company focused on developing medicines for patients with neglected and rare diseases, with an ancillary focus on pediatric conditions, and on executing our Responsible Pricing Model in the commercialization of our products that may be approved. Our lead product candidate is benznidazole for the treatment of Chagas disease, a parasitic illness that can lead to long-term heart, intestinal and neurological problems. We are developing one of our proprietary monoclonal antibodies, lenzilumab (formerly known as KB003), for the treatment of chronic myelomonocytic leukemia, or CMML, and potentially for the treatment of juvenile myelomonocytic leukemia, or JMML, both of which are rare hematologic cancers with high unmet medical need. We are exploring partnering opportunities to enable development of ifabotuzumab (another of our proprietary monoclonal antibodies, formerly known as KB004), for the potential treatment of serious pulmonary conditions and certain rare solid and hematologic cancers.  With a focus on neglected, rare and orphan diseases, we believe we have the opportunity to benefit from various regulatory incentives, such as orphan drug exclusivity, breakthrough therapy designation, fast track designation, accelerated approval, priority review and priority review vouchers, or PRVs, where available, that provide for certain periods of exclusivity, expedited review and/or other benefits.

Upon approval of any of our products, we intend to apply our Responsible Pricing Model, which focuses on affordability for patients and payers, transparency for all stakeholders, and delivery of a reasonable return in recognition of the risks we are taking in our development efforts.

Information Related to this Offering

These shares of common stock being offered pursuant to this prospectus consist of: (i) 7,147,035 shares issued in a private placement pursuant to that certain Securities Purchase Agreement, dated April 1, 2016; and (ii) 200,000 shares issuable upon the exercise of a common stock purchase warrant issued on June 30, 2016, pursuant to that certain Agreement for Manufacture, Development and Commercialization of Benznidazole for Human Use, or the MDC Agreement, between us and Savant Neglected Diseases, LLC, or Savant. Collectively, we refer herein to the shares issued or issuable pursuant to these agreements as the Shares.  The Shares and the common stock purchase warrant were initially sold in reliance on exemptions from registration under the Securities Act of 1933, as amended, or the Securities Act.

The Exit Financing

On April 1, 2016, we entered into a Securities Purchase Agreement that provided for our issuance of shares of our common stock in respect of exit financing to enable us to emerge from bankruptcy. The exit financing transaction closed on June 30, 2016, and we issued to the purchasers an aggregate of 7,147,035 shares of common stock for an aggregate purchase price of $11.0 million.

The MDC Agreement

On June 30, 2016, we entered into the MDC Agreement with Savant, pursuant to which we acquired certain worldwide rights relating to benznidazole.  Also pursuant to the MDC Agreement, we issued to Savant a five-year warrant to purchase up to 200,000 shares of common stock at a per share price of $2.25, exercisable for 25% of the shares immediately and exercisable for the remaining shares upon reaching certain milestones related to the regulatory approval of benznidazole.

Principal Executive Offices

Our principal offices are located at 1000 Marina Boulevard, Suite 250, Brisbane, CA  94005-1878, and our telephone number is (650) 243‑3100. Our website address is www.kalobios.com.

The Offering

Common stock offered by selling stockholders	7,347,035 shares.

Use of proceeds
We will not receive any of the proceeds from any sale or other disposition of the common stock covered by this prospectus. All proceeds from the sale of the common stock will be paid directly to the selling stockholders. See “Use of Proceeds.”

Risk factors
In analyzing an investment in the shares of common stock being offered pursuant to this prospectus, you should carefully consider, along with other matters included or incorporated by reference in this prospectus, the information set forth under “Risk Factors” in this prospectus and the risks discussed in the documents incorporated by reference in this prospectus, as they may be amended, updated or modified periodically in our reports filed with the SEC.

OTCQB trading symbol	KBIO

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate the risks and uncertainties described in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016 and subsequently filed SEC reports, which are incorporated by reference herein, together with the other information set forth or incorporated by reference in this prospectus and any accompanying prospectus supplement, before you decide to purchase our securities. Any of the risks and uncertainties set forth herein or therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment.

The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that discuss future events or expectations, projections of results of operations or financial condition, trends in our business, business prospects and strategies and other “forward-looking” information. In some cases, you can identify “forward-looking statements” by words like “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential” or “continue” or the negative of those words and other comparable words. These statements may relate to, among other things, our expectations regarding the scope, progress, expansion, and costs of researching, developing and commercializing our product candidates; our intent to in-license or acquire additional product candidates; our opportunity to benefit from various regulatory incentives and the application of our Responsible Pricing Model; expectations for our financial results, revenue, operating expenses and other financial measures in future periods; and the adequacy of our sources of liquidity to satisfy our working capital needs, capital expenditures, and other liquidity requirements. Actual events or results may differ materially due to known and unknown risks, uncertainties and other factors such as:

•
our lack of revenues, history of operating losses, limited cash reserves and ability to obtain additional capital to develop and commercialize our product candidates, including the additional capital which will be necessary to complete the clinical trials that we have initiated or plan to initiate, and continue as a going concern;

•	our ability to execute our strategy and business plan;

•	our ability to list our common stock on a national securities exchange, whether through a new listing or by completing a reverse merger or other strategic transaction;

•	the success, progress, timing and costs of our efforts to evaluate or consummate various strategic alternatives if in the best interests of our stockholders;

•	the availability of a 505(b)(2) development pathway for the potential approval by FDA of our benznidazole candidate as a treatment for Chagas disease remaining acceptable to FDA in the future;

•	the fact that a 505(b)(2) pathway does not assure a product candidate will be deemed safe or effective, or that FDA approval will be obtained;

•
the requirement that we be first to receive FDA approval for benznidazole as a treatment for Chagas disease as a prerequisite to our ability to apply for or receive a Priority Review Voucher in respect of that candidate;

•	uncertainties relating to the timetable for FDA action under the new presidential administration;

•	the potential timing and outcomes of clinical studies of benznidazole, lenzilumab, ifabotuzumab or any other product candidates and the uncertainties inherent in clinical testing;

•	the commercial viability of our proposed drug pricing program;

•	our ability to timely source adequate supply of our development products from third-party manufacturers on which we depend;

•	the potential, if any, for future development of any of our present or future products;

•	our ability to successfully progress, partner or complete further development of our programs;

•	our ability to identify and develop additional products;

•	our ability to attain market exclusivity or to protect our intellectual property;

•	our ability to sell a Priority Review Voucher on reasonable terms or at all;

•	our ability to successfully commercialize benznidazole;

•	our ability to reach agreement with a partner to effect a successful commercialization;

•	the market for benznidazole may not be as large as expected and we may not be able to develop the market as expected;

•	the profitability of commercial efforts for benznidazole may not be as expected;

•	competition; and

•
changes in the regulatory landscape that may prevent us from pursuing or realizing any of the expected benefits from the various regulatory incentives at the center of our strategy, or the imposition of regulations that affect our products.

These are only some of the factors that may affect the forward-looking statements contained in this prospectus. For a discussion identifying additional important factors that could cause actual results to vary materially from those anticipated in the forward-looking statements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our 2016 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, as applcable.  You should review these risk factors for a more complete understanding of the risks associated with an investment in our securities. However, we operate in a competitive and rapidly changing environment and new risks and uncertainties emerge, are identified or become apparent from time to time. It is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this annual report. You should be aware that the forward-looking statements contained in this annual report are based on our current views and assumptions. We undertake no obligation to revise or update any forward-looking statements made in this prospectus to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events, except as required by law. The forward-looking statements in this prospectus are intended to be subject to protection afforded by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

SELLING STOCKHOLDERS

The Shares being registered by resale pursuant to this prospectus were issued, or became issuable, in connection with the respective transactions described above under “Prospectus Summary -– Information Related to this Offering”. This prospectus is being filed pursuant to our obligations to each of the selling stockholders in connection with these transactions.

The following table sets forth, to our knowledge, certain information about the selling stockholders. The percentage of outstanding shares of common stock beneficially owned before the offering is based on 14,977,397 shares of common stock outstanding as of July 3, 2017. The number and percentage of outstanding shares of common stock beneficially owned after the offering listed in the table below assumes, in the case of Savant, the cash exercise of the warrant for all of the underlying shares, that all of the shares of our common stock (including, in the case of Savant, all shares issuable upon the exercise of the common stock purchase warrant issued to Savant) being offered by the selling stockholders are sold and that no additional shares of our common stock are purchased by the selling stockholders prior to the completion of this offering.

The selling stockholders may offer from time to time all or some or none of their shares of common stock under this prospectus. We do not know how long the selling stockholders will hold the shares before selling them, if ever, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares.  The selling stockholders are not making any representation that any shares covered by this prospectus will be offered for sale.

The information set forth below is based on information obtained from the selling stockholders and on information in our possession regarding the issuance of the shares and the warrant. Except as otherwise indicated in the footnotes below, based on representations made to us by the selling stockholders, none of the selling stockholders has or within the past three years has had, any position, office or other material relationship with us or any of our affiliates other than as a result of the selling stockholders' beneficial ownership of our common stock. To our knowledge, none of the selling stockholders are broker-dealers or affiliates of broker-dealers, nor at the time of the acquisition, did any selling stockholder have direct or indirect agreements or understandings with any person to distribute its shares or, in the case of Savant, its warrant. Information about the selling stockholders may change from time to time. Any changed information will be set forth in prospectus supplements, if required by applicable law.

	Shares Beneficially Owned Prior to this Offering(1)		Shares Being Offered(1)	Shares Beneficially Owned After this Offering(2)
Name of Beneficial Owner	Number	Percentage		Number	Percentage
Entities affiliated with Black Horse Capital LP(3)	4,948,758	33.0%	3,573,518	1,375,240	9.2%
Nomis Bay LTD	3,719,006	24.8%	2,778,814	940,192	6.3%
Cortleigh Limited(4)	929,751	6.2%	694,703	235,048	1.6%
H&M Ventures II LLC(5)	100,000	*%	100,000	–	–
Savant Neglected Diseases, LLC	50,000(6)	*%	200,000(6)	–	–

*             Represents less than 1% of total outstanding common stock.

(1)           Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and/or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding.  Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

(2)           Assumes that all securities registered will be sold.

(3)          Black Horse Capital LP, or BHC, directly holds and has shared voting and dispositive power with respect to 872,977 of these shares, 612,501 of which are being offered, Black Horse Capital Master Fund Ltd., or BHCMF, directly holds and has shared voting and dispositive power with respect to 2,040,463 of these shares, 1,429,407 of which are being offered, Cheval Holdings, Ltd., or Cheval, directly holds and has shared voting and dispositive power with respect to 2,035,318 of these shares, 1,531,610 of which are being offered, Black Horse Capital Management LLC, or BH Management, has shared voting and dispositive power with respect to 2,913,440 of these shares, 2,144,111 of which are being offered, and Dr. Chappell has shared voting and dispositive power with respect to all of these shares. Dr. Chappell is the managing member of BH Management, which is the managing member of BHC and the controlling person of BHCMF. By virtue of these relationships, each of BH Management and Dr. Chappell may be deemed to beneficially own the Shares owned directly by each of BHC and Cheval and Dr. Chappell may be deemed to beneficially own the Shares owned directly by BHCMF. In addition to these shares, Dr. Chappell also has beneficial ownership of 33,333 shares of common stock that may be issued upon exercise of an option within 60 days of July 3, 2017. Dr. Chappell serves on our board of directors.

(4)          Kapil Dhar, Sable Fiduciary Limited, or Sable, and Cortleigh Limited, or Cortleigh, and Acqua Wellington Opportunity, LP, or Acqua Wellington, have shared voting and dispositive power with respect to and each may be deemed to beneficially own these shares.

(5)          Michael B. Weiss has shared voting and investment power with respect to and may be deemed to beneficially own these shares.

(6)          Consists of shares of common stock issuable upon exercise of the warrant. The warrant was exercisable for 25% of the shares immediately upon issuance and is exercisable for the remaining shares upon reaching certain milestones related to regulatory approval of benznidazole.  All of the shares issuable upon exercise of the warrant are subject to registration rights.

DETERMINATION OF MARKET PRICE

The selling stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

We will not receive any of the proceeds from any sale or other disposition of the common stock covered by this prospectus. The selling stockholders will receive all of the proceeds from this offering.

We will receive proceeds upon the cash exercise of the warrant for which the underlying warrant shares are being registered hereunder. Assuming full cash exercise of the warrant at the exercise prices specified therein, and assuming no further adjustments to the exercise prices, we would receive gross proceeds of $450,000. We intend to use any net proceeds from any exercise of the warrant for operating costs, working capital, and general corporate purposes. The amount and timing of our actual use of proceeds may vary significantly depending upon numerous factors, including the actual amount of proceeds we receive and the timing of when we receive such proceeds. There is no guarantee that the warrant will be exercised, or that the warrant will be exercised for cash or in full. The terms of the warrant provides that it may be exercised on a cashless basis if, at the time of exercise there is no effective registration statement registering, or no current prospectus available for, the resale or other disposition of the underlying shares by the warrantholder or its transferee and provided that the warrantholder or such transferee has cooperated with our reasonable requests in connection with our efforts to register such resale or other disposition. We will not receive any cash proceeds as a result of any portion of the warrant that is exercised on a cashless basis. The exercise price and number of shares underlying the warrant may be adjusted in certain circumstances, including subdivisions and stock splits, stock dividends, combinations, reorganizations, reclassifications, consolidations, mergers or sales of properties and assets and upon the issuance of certain assets or securities to holders of our common stock, as applicable.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	transactions through a broker-dealer in which the broker-dealer agrees with a selling stockholder to sell a specified number of shares at a stipulated price per share;

•	privately negotiated transactions;

•	exchange distributions in accordance with the rules of the applicable exchange;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

We are not aware of any written or oral agreement or understanding that the selling stockholders have entered into with any person to distribute shares of our common stock covered hereby. The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  If the selling stockholders use this prospectus supplement and accompanying prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement and accompanying prospectus and may sell the shares of common stock from time to time under this prospectus supplement and accompanying prospectus after we have filed an amendment to this prospectus supplement under an applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the transferee or other successors in interest as selling stockholders under this prospectus supplement.

The selling stockholders and any other person participating in a distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders and any such other person. In addition, Regulation M of the Exchange Act may restrict sales activity by a person engaged in the distribution of the shares for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to shares of our common stock. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M may apply to their sales in the market.

We will not receive any of the proceeds from this offering. We are required to pay certain fees and expenses incurred by us incident to this registration statement and the registration of the shares generally. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and other securities laws.

In order to comply with certain states’ securities laws, if applicable, the shares sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

We do not assure you that the selling stockholders will sell any or all of the shares offered by them pursuant to this prospectus. In addition, we do not assure you that the selling stockholders will not transfer, devise or gift the shares by other means not described in this prospectus. Moreover, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of a material fact or omit to state a material fact required to be stated in this prospectus or necessary to make the statements in this prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each selling stockholder.

LEGAL MATTERS

The legal validity of the securities offered by this prospectus will be passed upon for us by Polsinelli PC, Washington, District of Columbia.

EXPERTS

The audited financial statements for the fiscal years ended December 31, 2015, and December 31, 2016, respectively, incorporated by reference in this prospectus have been so incorporated in reliance on the report of HORNE LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-1 we have filed with the SEC. We have not included in this prospectus all of the information contained in the Registration Statement and you should refer to our Registration Statement and its exhibits for further information.

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Copies of these materials may also be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below, the file number for each of which is 001-35798, that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2016;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;

•	our Current Report on Form 8-K filed with the SEC on March 23, 2017;

•	our Current Report on Form 8-K filed with the SEC on July 5, 2017; and

•
the description of our common stock contained in our registration statement on Form 8-A filed under the Exchange Act on January 30, 2013, including any amendment or report filed for the purpose of updating such description.

        In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of the initial registration statement of which this prospectus is a part and all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

        Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described above under the section entitled “Where You Can Find More Information.” Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

KaloBios Pharmaceuticals, Inc.
1000 Marina Blvd., Suite 250
Brisbane, CA 94005
 (650) 243-3100

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered, all of which will be paid by us.

SEC Registration Fee	$2,257
Accounting Fees and Expenses	$6,000
Legal Fees and Expenses	$50,000
Miscellaneous Fees and Expenses	$5,000
Total	$63,257

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, provides that a Delaware corporation, in its certificate of incorporation, may limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derived an improper personal benefit;

•	act or omission not in good faith or that involved intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of the director’s duty of loyalty to the corporation or its stockholders.

           Section 145(a) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation’s best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation’s best interests, except that no indemnification shall be permitted without judicial approval if a court has determined that the person is to be liable to the corporation with respect to such claim. Section 145(c) of the DGCL further provides that, if a present or former director or officer has been successful in defense of any action referred to above, the corporation must indemnify such officer or director against the expenses (including attorneys’ fees) he or she actually and reasonably incurred in connection with such action.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.

Our Amended and Restated Certificate of Incorporation eliminates the personal liability of our directors to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, with certain limited exceptions set forth therein. Our Amended and Restated Bylaws provide for the indemnification of or directors and officers to the fullest extent permitted by the DGCL.

We maintain an insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Certain of our non-employee directors may, through their relationships with their employers, also be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

The foregoing descriptions are only general summaries.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

Since March 17, 2014, we have sold the following securities that were not registered under the Securities Act:

(a)
On November 18, 2015, Armistice Capital Fund, or Armistice, advised us that it was prepared to provide an immediate equity infusion if we needed it to fund operations. We elected not to accept such financing, but determined that it was appropriate to compensate Armistice for its willingness to provide such financing and on December 4, 2015, issued a warrant to Armistice to purchase up to an aggregate of 125,000 shares of our common stock at an exercise price of $29.32 per share.

(b)	On December 15, 2015, we issued 326,698 shares of common stock to certain investors in a private placement, or the PIPE Offering, for an aggregate purchase price of $8.2 million.

(c)
On April 1, 2016, we entered into a Securities Purchase Agreement, or the Exit Financing SPA, which provided for the sale of an aggregate of 5,885,000 shares of our common stock, subject to adjustment as provided in the Exit Financing SPA, in respect of exit financing to enable us to emerge from bankruptcy. The exit financing closed on June 30, 2016, and we issued to the purchasers an aggregate of 7,147,035 shares of common stock for an aggregate purchase price of $11.0 million.

(d)
On June 30, 2016, we entered into the MDC Agreement with Savant Neglected Diseases, LLC, or Savant, pursuant to which we acquired certain worldwide rights relating to benznidazole and issued to Savant a five-year warrant to purchase up to 200,000 shares of Common Stock at a per share price of $2.25, exercisable for 25% of the shares immediately and exercisable for the remaining shares upon reaching certain milestones related to the regulatory approval of benznidazole.

(e)
On June 30, 2016, our Second Amended Plan of Reorganization, dated May 9, 2016, as amended, or the Plan, became effective and we emerged from our Chapter 11 bankruptcy proceedings. In connection with our emergence from bankruptcy, we issued shares of common stock in satisfaction of certain claims or interests in the Company as follows:

1.	We issued 2,350,480 shares to certain lenders in satisfaction of amounts owed by us under a Debtor in Possession Credit and Security Agreement with the lenders.

2.	We issued 327,608 shares of common stock to the plaintiffs in litigation related to the PIPE Offering in accordance with a settlement stipulation between us and the plaintiffs.

3.	We issued 3,750 shares to a former director in satisfaction of claims made by the former director against us.

4.
We issued 300,000 shares of common stock to certain investors in satisfaction of claims made by plaintiffs in class action litigation related to the events surrounding our former chairman and chief executive officer.

5.
We issued promissory notes in an aggregate principal amount of approximately $1.2 million to certain holders of allowed general unsecured claims in our bankruptcy proceedings. These notes are unsecured, bear interest at a rate of 10% per annum and mature on June 30, 2019.

6.
In accordance with the Plan, we issued an aggregate 323,155 shares of common stock in connection with a one-time equity award to each of our chairman and chief executive officer Cameron Durrant, M.D., director Ronald Barliant and former director David Moradi.

(f)
On November 7, 2016, we issued 25,000 shares of restricted common stock to MZHCI, an investor relations consultant. The shares are subject to a six month restriction. The fair value of the shares issued based on the closing price on November 7, 2016 was $77,500.

(g)	On November 15, 2016, we issued 40,000 shares of restricted common stock to Batuta Capital Advisors LLC, a financial advisor in return for services.

(h)
On December 1, 2016, we issued a warrant to Caribbean Consulting Partners, LLC to purchase up to an aggregate of 25,000 shares of common stock at an exercise price of $4.00 per share. The warrant expires on the one year anniversary of its issuance and had a fair value of approximately $40,000. The warrant provides that if we declare a dividend, or makes any other distribution of its assets, to holders of common stock, then the warrant holder shall be entitled to participate in such dividend or distribution to the same extent that the holder would have participated had it held the number of shares of common stock acquirable upon complete exercise of the warrant. The warrant was issued in connection with the engagement agreement related to certain investor relations activities.

The sales and issuances described in paragraphs (a), (b) and (f), (g) and (h) were made in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and/or Regulation D under the Securities Act as sales to accredited investors. The purchasers in these transactions represented to us that they were accredited investors and were acquiring the shares for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

The sales and issuances described in paragraphs (c) through (e) were made in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering, Regulation D under the Securities Act as sales to accredited investors, and/or Section 1145 of the U.S. Bankruptcy Code as issuances of securities under a bankruptcy plan in exchange for a claim against the debtor.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

The exhibits to the registration statement are listed in the exhibit index attached hereto and are incorporated herein by reference.

(b) Financial Statement Schedules

Financial statement schedules have been omitted, as the information required to be set forth therein is included in the consolidated financial statements or notes thereto incorporated by reference into the prospectus forming part of this registration statement.

ITEM 17.  UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Brisbane, State of California on July 5, 2017.

KaloBios Pharmaceuticals, Inc.

By:	/s/ Cameron Durrant, M.D., MBA
Cameron Durrant, M.D., MBA Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the  Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cameron Durrant, M.D., MBA
Cameron Durrant, M.D., MBA	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	July 5, 2017

/s/ David L. Tousley, MBA, CPA
David L. Tousley, MBA, CPA	Interim Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)	July 5, 2017

*
Ronald Barliant, JD	Director	July 5, 2017

*
Dale Chappell, M.D., MBA	Director	July 5, 2017

*
Ezra Friedberg	Director	July 5, 2017

*
Timothy Morris, CPA	Director	July 5, 2017
__________________

* Pursuant to Power of Attorney.

By:	/s/ Cameron Durrant
Cameron Durrant As Attorney - in - Fact

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1
Findings of Fact, Conclusions of Law, and Order Confirming Second Amended Chapter 11 Plan of Reorganization of the Registrant (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-035798) filed on June 22, 2016).

3.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-035798) filed on July 6, 2016).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-184299) filed on January 15, 2013).

3.3	Amendment to Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-35798) filed on December 28, 2015).

4.1
Specimen of Stock Certificate evidencing shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-184299) filed on January 15, 2013).

4.2
Warrant to Purchase Stock, by and between the Registrant and MidCap Financial SBIC, LP, dated as of June 19, 2013 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-35798) filed on June 24, 2013).

4.3
Registration Rights Agreement, dated December 3, 2015, between the Registrant and each of the several purchasers signatory thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35798) filed on December 9, 2015).

4.4
Common Stock Purchase Warrant, by and between the Registrant and Armistice Capital Fund, dated as December 4, 2015 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 001-35798) filed on December 9, 2015).

4.5†
Common Stock Purchase Warrant, dated June 30, 2016, by and between the Registrant and Savant Neglected Diseases, LLC (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-035798) filed on September 23, 2016, as amended by Amendment No. 1 filed on December 30, 2016).

5.1+	Opinion of Polsinelli PC.

10.1*	2012 Equity Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35798) filed on August 10, 2015).

10.2*
Amendment to the 2012 Equity Incentive Plan, dated as of September 13, 2016 (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-214110) filed on October 14, 2016).

10.3*
Form of Notice of Grant and Stock Option Agreement under the 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form 10-12G (File No. 000-54735) filed on June 12, 2012).

10.4*
Form of Notice of Grant and Stock Option Agreement under the 2012 Equity Incentive Plan (Outside Directors) (incorporated by reference to Exhibit 10.37 to the Registrant’s Annual Report on Form 10-K (File No. 001-35798) filed on March 13, 2014).

10.5*
Form of Notice of Stock Unit Award under the 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35798) filed on April 24, 2015).

10.6*
Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form 10-12G (File No. 000-54735) filed on June 12, 2012).

10.7
Development, Commercialization, Collaboration and License Agreement, dated January 8, 2010, by and between the Registrant and Sanofi Pasteur S.A. (incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form 10-12G/A (File No. 000-54735) filed on September 12, 2012).

10.8
Development and License Agreement, dated May 11, 2004, by and between the Registrant and the Ludwig Institute for Cancer Research (incorporated by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form 10-12G/A (File No. 000-54735) filed on August 7, 2012).

10.9
License Agreement, dated April 7, 2006, by and between the Registrant and the Ludwig Institute for Cancer Research (incorporated by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form 10-12G/A (File No. 000-54735) filed on August 7, 2012).

10.10
Amendment to License Agreement, dated October 9, 2008, by and between the Registrant and the Ludwig Institute for Cancer Research (incorporated by reference to Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35798) filed on May 8, 2014).

10.11
Amendment to License Agreement, dated June 8, 2011, by and between the Registrant and the Ludwig Institute for Cancer Research (incorporated by reference to Exhibit 10.9 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35798) filed on May 8, 2014).

10.12
Exclusive License Agreement, dated April 6, 2004, by and between the Registrant and The Regents of the University of California (incorporated by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form 10-12G/A (File No. 000-54735) filed on August 7, 2012).

10.13†
Non-Exclusive License Agreement, dated October 15, 2010, by and between the Registrant, BioWa, Inc. and Lonza Sales AG (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form 10-12G/A (File No. 000-54735) filed on September 12, 2012).

10.14†
License Agreement, dated March 16, 2007, by and between the Registrant and Novartis International Pharmaceutical Ltd. (incorporated by reference to Exhibit 10.17 to the Registrant’s Registration Statement on Form 10-12G/A (File No. 000-54735) filed on August 7, 2012).

10.15†*	Incentive Bonus Plan (incorporated by reference to Exhibit 10.38 to the Registrant’s Annual Report on Form 10-K (File No. 001-35798) filed on March 13, 2014).

10.16
Termination Agreement, by and between the Registrant and Sanofi Pasteur S.A., dated as of July 24, 2014 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35798) filed on November 6, 2014).

10.17
Amendment to Termination Agreement, by and between the Registrant and Sanofi Pasteur S.A., dated as of July 24, 2014 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35798) filed on May 11, 2015).

10.18†
Securities Purchase Agreement, dated as of December 3, 2015, between the Registrant and each purchaser identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35798) filed  on December 9, 2015).

10.19†
Amendment No. 1 to Securities Purchase Agreement, dated as of December 15, 2015, between the Registrant and each purchaser identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35798) filed on December 16, 2015).

10.20†
Services Agreement, dated December 3, 2015, by and between Turing Pharmaceuticals, LLC and the Registrant (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-35798) filed on December 9, 2015).

10.21*
Employment Offer Letter, dated May 28, 2015, by and between the Registrant and Ronald A. Martell (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35798) filed on August 10, 2015).

10.22†
Binding Letter of Intent, dated February 29, 2016, between the Registrant and Savant Neglected Diseases, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35798) filed on September 23, 2016).

10.23
Debtor in Possession Credit and Security Agreement, dated as of April 1, 2016, by and among the Registrant, Black Horse Capital Master Fund Ltd., Black Horse Capital LP, Cheval Holdings, Ltd. and Nomis Bay LTD (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-035798) filed on April 7, 2016).

10.24
Intellectual Property Security Agreement, dated April 1, 2016, by the Registrant in favor of Black Horse Capital Master Fund Ltd., as Administrative Agent (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-035798) filed on April 7, 2016).

10.25
Debtor In Possession Term Loan Note, dated April 1, 2016, by the Registrant in favor of Black Horse Capital Master Fund Ltd. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File No. 001-035798) filed on April 7, 2016).

10.26
Debtor In Possession Term Loan Note, dated April 1, 2016, by the Registrant in favor of Black Horse Capital LP (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K (File No. 001-035798) filed on April 7, 2016).

10.27
Debtor In Possession Term Loan Note, dated April 1, 2016, by the Registrant in favor of Cheval Holdings, Ltd. (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K (File No. 001-035798) filed on April 7, 2016).

10.28
Debtor In Possession Term Loan Note, dated April 1, 2016, by the Registrant in favor of Nomis Bay LTD (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K (File No. 001-035798) filed on April 7, 2016).

10.29
Securities Purchase Agreement, dated as of April 1, 2016, by and among the Registrant, Black Horse Capital Master Fund Ltd., Black Horse Capital LP, Cheval Holdings, Ltd. and Nomis Bay LTD (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K (File No. 001-035798) filed on April 7, 2016).

10.30
Corporate Governance Agreement, dated as of June 29, 2016, between the Registrant and Martin Shkreli (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-035798) filed on July 6, 2016).

10.31†
Agreement for the Manufacture, Development and Commercialization of Benznidazole for Human Use, dated as of June 30, 2016, between the Registrant and Savant Neglected Diseases, LLC (incorporated by reference to Exhibit 10.9 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-035798) filed on September 23, 2016, as amended by Amendment No. 1 filed on December 30, 2016).

10.32*
Letter Agreement, dated March 1, 2016, between the Registrant and Cameron Durrant, M.D. (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-035798) filed on September 23, 2016).

10.33*
Employment Agreement, dated as of September 13, 2016, by and between the Registrant and Cameron Durrant, MD (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-035798) filed on November 10, 2016).

10.34
Credit and Security Agreement, dated as of December 21, 2016, by and among the Registrant, Black Horse Capital Master Fund Ltd., Black Horse Capital LP, Cheval Holdings, Ltd. and Nomis Bay LTD (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-035798) filed on December 23, 2016).

10.34.1
Amendment to Credit and Security Agreement, dated as of March 21, 2017, by and among the Registrant, Black Horse Capital Master Fund Ltd., Black Horse Capital LP, Cheval Holdings, Ltd. and Nomis Bay LTD (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-035798) filed on March 23, 2017).

10.35
Intellectual Property Security Agreement, dated December 21, 2016, by the Registrant in favor of Black Horse Capital Master Fund Ltd., as Administrative Agent (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-035798) filed on December 23, 2016).

10.36
Term Loan Note, dated December 21, 2016, by the Registrant in favor of Black Horse Capital Master Fund Ltd (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File No. 001-035798) filed on December 23, 2016).

10.36.1
Term Loan Note, dated March 21, 2017, by the Registrant in favor of Black Horse Capital Master Fund Ltd. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-035798) filed on March 23, 2017).

10.37
Term Loan Note, dated December 21, 2016, by the Registrant in favor of Black Horse Capital LP (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K (File No. 001-035798) filed on December 23, 2016).

10.37.1
Term Loan Note, dated March 21, 2017, by the Registrant in favor of Black Horse Capital LP (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File No. 001-035798) filed on March 23, 2017).

10.38
Term Loan Note, dated December 21, 2016, by the Registrant in favor of Cheval Holdings, Ltd. (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K (File No. 001-035798) filed on December 23, 2016).

10.38.1
Term Loan Note, dated March 21, 2017, by the Registrant in favor of Cheval Holdings, Ltd. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K (File No. 001-035798) filed on March 23, 2017).

10.39
Term Loan Note, dated December 21, 2016, by the Registrant in favor of Nomis Bay LTD (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K (File No. 001-035798) filed on December 23, 2016).

10.39.1
Term Loan Note, dated March 21, 2017, by the Registrant in favor of Nomis Bay LTD (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K (File No. 001-035798) filed on March 23, 2017).

10.40*
Engagement Agreement, dated as of May 24, 2016, by and between the Registrant and David L. Tousley (incorporated by reference to Exhibit 10.40 to the Registrant’s Annual Report on Form 10-K (File No. 001-035798) filed on March 9, 2017).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-035798) filed on March 9, 2017).

23.1	Consent of HORNE LLP.

23.2†	Consent of Polsinelli PC (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to initial filing of Form S-1).

+Previously filed.

†Confidential treatment has been granted with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

*Indicates management contract or compensatory plan